UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2013

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
20333 South Normandie Avenue, Torrance, California
(Address of Principal Executive Offices)
90502
(Zip Code)
310-787-5200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)    On September 5, 2013, the Audit Committee of the Board of Directors (the “Audit Committee”) of Farmer Bros. Co., a Delaware corporation (the “Company”), based on the recommendation of management, and after discussion with the Company’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), determined that the Company’s consolidated financial statements for the fiscal years ended June 30, 2012, 2011 and 2010 and the quarters therein, as well as the quarters ended March 31, 2013, December 31, 2012 and September 30, 2012 (the “Relevant Periods”), should no longer be relied upon because of certain errors in the calculation the Company’s postretirement benefit obligations as described below. Similarly, related press releases, Ernst & Young’s reports on the consolidated financial statements, including the effectiveness of internal control over financial reporting, and stockholder communications describing the Company’s consolidated financial statements for the Relevant Periods, should no longer be relied upon. A copy of the Company’s press release dated September 11, 2013 relating to this matter is filed herewith as Exhibit 99.1 and incorporated herein by reference.

In connection with the preparation, review and audit of the Company’s consolidated financial statements required to be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2013 (the “2013 Form 10-K”), the Company identified the following errors. The amounts provided below are preliminary estimates and are subject to adjustment based on further review by the Company and Ernst & Young.

Postretirement Benefit Obligations Related to Retiree Medical Plan

In fiscal 2011, the Company amended its retiree medical plan to increase the minimum annual premium contribution required by participants. The increased participant contributions and a resulting reduction in the number of participants electing to maintain this benefit coverage were not appropriately considered in the Company’s actuarial estimate of its postretirement benefit liability recorded in its consolidated financial statements for the fiscal years ended June 30, 2012 and 2011. This resulted in the Company overstating the amount of accrued postretirement benefits in its consolidated financial statements as of June 30, 2012 and 2011 by approximately $21 million and $11 million, respectively.

Postretirement Benefit Obligations Related to Death Benefit

In connection with a death benefit provided to certain of the Company’s employees and retirees, the Company did not timely adopt the accounting guidance in Emerging Issues Task Force No. 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements” (“EITF 06-4”), as of the applicable effective date, July 1, 2008. As a result, the Company failed to record a liability equal to the present value of the death benefit, which resulted in an understatement of the Company’s accrued postretirement benefits in its consolidated financial statements as of June 30, 2012, 2011 and 2010 by approximately $8 million, $6 million and $6 million, respectively.

Cash Surrender Value (“CSV”)

In addition, the Company failed to properly record the cash surrender value of the life insurance policies that it purchased to fund the death benefit, resulting in the Company understating the amount of its total assets in its consolidated financial statements as of June 30, 2012, 2011 and 2010 by approximately $2 million, $2 million and $3 million, respectively.

The Company has also identified certain immaterial adjustments primarily relating to inventory and the reclassification of certain pension liabilities from current to long-term in each of the fiscal years ended June 30, 2012, 2011 and 2010, which are expected to be reflected in the restated consolidated financial statements for the Relevant Periods.

As a result of the adjustments described above, the Company estimates that

•	reported net loss in fiscal 2012, 2011 and 2010 was overstated (understated) by approximately $3 million, $2 million and $(1) million, respectively;

•	reported net loss per common share in fiscal 2012, 2011 and 2010 was overstated (understated) by approximately $0.17, $0.16 and $(0.10), respectively;

•	reported total liabilities in fiscal 2012, 2011 and 2010 were overstated (understated) by approximately $13 million, $4 million and $(6) million, respectively;

•	reported total comprehensive loss in fiscal 2012, 2011 and 2010 was overstated (understated) by approximately $9 million, $9 million and $(3) million, respectively; and

•	reported total equity in fiscal 2012, 2011 and 2010 was (understated) overstated by approximately $(15) million, $(6) million and $3 million, respectively.

These adjustments are expected to have no effect on the Company’s reported revenues or reported cash position for the Relevant Periods.

The Company anticipates including in its 2013 Form 10-K restated audited financial statements for the fiscal years ended June 30, 2012 and 2011. Additionally, the Company will include footnote disclosures of the restated interim financial information for the four quarters included in the fiscal year ended June 30, 2012 and the first three quarters included in the fiscal year ended June 30, 2013 along with reconciliations of the previously issued annual and quarterly financial information to the restated information. The Company expects to file Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (“SEC”), which provides the Company an additional fifteen (15) calendar days beyond its original September 13, 2013 due date to timely file its 2013 Form 10-K.

The Company’s Chief Executive Officer and Chief Financial Officer concluded that a material weakness in the Company’s internal control over financial reporting existed as of June 30, 2013 and as of the end of each of the Relevant Periods. The Company’s evaluation of the effectiveness of its internal control over financial reporting will be included with the Company’s 2013 Form10-K.

The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K with Ernst & Young.

Forward-Looking Statements

Certain statements contained in this report are not based on historical facts and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management's current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like "anticipates," "estimates," "projects, " "expects, " "plans, " "believes, " "intends, " "will, " "assumes" and other words of similar meaning. These forward-looking statements include statements regarding the Company's intent to restate certain prior period financial statements and the errors that resulted in the decision that these historical financial statements could no longer be relied upon. There can be no assurance that the Company's Board of Directors, Audit Committee, management or independent registered public accounting firm will not reach conclusions regarding the impact of the restatement that are different from management's current estimates or identify additional issues in connection with the restatement or that these issues will not require additional corrections to the Company's prior period financial statements. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated in this report. These risks and uncertainties include the risk that additional information may become available in preparing and auditing the financial statements which would require the Company to make additional corrections, the cost, time and effort required to complete the restatement of the financial statements, the ramifications of the Company's potential inability to timely file periodic and other reports with the SEC, including potential delisting of the Company's common stock on NASDAQ and the risk of litigation or governmental investigations or proceedings relating to these matters. Certain risks and uncertainties related to our business are or will be described in greater detail in our filings with the SEC. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. The Company intends these forward-looking statements to speak only at the time of this report and does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release of Farmer Bros. Co. dated September 11, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2013

FARMER BROS. CO.

By:	/s/ Mark J. Nelson
Mark J. Nelson
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Farmer Bros. Co. dated September 11, 2013